Exhibit 2.1

SECOND AMENDMENT TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Second Amendment (this “Amendment”) to that certain Agreement and Plan of Merger and Reorganization, dated as of July 20, 2021 (the “Merger Agreement”) and as amended on October 1, 2021 (as may be further amended from time to time, the “Amended Merger Agreement”), by and among Power & Digital Infrastructure Acquisition Corp., a Delaware corporation (“Acquiror”), XPDI Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Acquiror (“First Merger Sub”), XPDI Merger Sub 2, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Acquiror (“Second Merger Sub” and, together with First Merger Sub, “Merger Subs”), and Core Scientific Holding Co., a Delaware corporation (the “Company”), is made and entered into as of December 29, 2021 by and among Acquiror, Merger Subs and the Company. Acquiror, Merger Subs and the Company are collectively referred to herein as the “Parties.” Capitalized terms in this Amendment that are used but not otherwise defined herein shall have the respective meanings given to them in the Amended Merger Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Amended Merger Agreement; and

WHEREAS, Section 11.10 of the Amended Merger Agreement provides that the Amended Merger Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as the Amended Merger Agreement and which makes reference to the Amended Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment and the Amended Merger Agreement, for other good and valuable consideration, the value, receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AMENDMENTS

1. Removal of Second Merger Sub. The Parties hereby agree that Second Merger Sub shall be removed as a party to the Amended Merger Agreement and the other Transaction Agreements for all purposes thereunder, including pursuant to the following amendments:

(a) The cover page to the Amended Merger Agreement is hereby amended to delete the reference to “XPDI MERGER SUB 2, LLC,”.

(b) The preamble to the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of July 20, 2021, as amended on October 1, 2021 and on December 29, 2021, by and among Power & Digital Infrastructure Acquisition Corp., a Delaware corporation (“Acquiror”), XPDI Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Acquiror (“Merger Sub”), and Core Scientific Holding Co., a Delaware corporation (the “Company”). Acquiror, Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

(c) The sixth recital to the Amended Merger Agreement is hereby deleted in its entirety.

(d) The defined term “Second Merger Sub” is hereby deleted from Section 1.01 of the Amended Merger Agreement.

(e) Each reference in the Amended Merger Agreement to “First Merger Sub” and “Merger Subs” is hereby replaced with “Merger Sub”.

(f) The second sentence of Section 5.02(c) is hereby deleted in its entirety.

(g) Exhibit C to the Amended Merger Agreement is hereby deleted in its entirety.

(h) Each reference in the Amended Merger Agreement to “and DLLCA”, “and the DLLCA” and “and DLLCA” and the definition of “DLLCA” in Section 1.01 of the Amended Merger Agreement are hereby deleted.

2. The second recital to the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, on the terms and subject to the conditions of this Agreement, the Parties are entering into a business combination transaction, pursuant to which (i) in accordance with the General Corporation Law of the State of Delaware (as amended, the “DGCL”), Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly owned subsidiary of Acquiror (the “Surviving Corporation”) and (ii) in accordance with the DGCL and as soon as possible on the day after the date on which the First Merger is consummated, but in any event as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Acquiror (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquiror surviving the Second Merger;

3. Section 2.01(c)(ii) of the Amended Merger Agreement is hereby deleted in its entirety.

4. The second sentence of Section 2.02 of the Amended Merger Agreement is hereby deleted in its entirety.

5. Section 2.03(b) of the Amended Merger Agreement is hereby deleted in its entirety.

6. Section 2.04 of the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

(a) At the Effective Time, Acquiror shall amend and restate, effective immediately prior to the Effective Time, the Certificate of Incorporation to be substantially in the form of Exhibit A attached hereto, and as so amended and restated, shall be the certificate of incorporation of Acquiror until thereafter supplemented or amended in accordance with its terms and the DGCL (the “Acquiror Charter”).

(b) At the Effective Time, Acquiror shall amend and restate, effective as of the Effective Time, the bylaws of Acquiror to be substantially in the form of Exhibit B attached hereto, and as so amended and restated, shall be the bylaws of Acquiror until thereafter supplemented or amended in accordance with its terms, the Acquiror Charter, and the DGCL (the “Acquiror Bylaws”);

(c) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the certificate of incorporation of the First Merger Sub read immediately prior to the Effective Time.

(d) At the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated in its entirety to read as the bylaws of the First Merger Sub read immediately prior to the Effective Time.

7. Section 2.05(b) of the Amended Merger Agreement is hereby deleted in its entirety and the title of Section 2.05 is hereby amended and restated in its entirety as follows:

Directors and Officers of the Surviving Corporation.

8. Section 2.06(b) of the Amended Merger Agreement is hereby deleted in its entirety.

9. Section 3.01(b) of the Amended Merger Agreement is hereby deleted in its entirety.

10. The below shall be inserted as a new Section 8.08, and Section 8.08 and Section 8.09 of the Amended Merger Agreement shall each be re-numbered accordingly.

Section 8.08 Second Merger. Immediately following the Effective Time, Acquiror and the Surviving Corporation shall enter into an agreement and plan of merger in a form reasonably agreed between Acquiror and the Surviving Corporation, pursuant to which as soon as possible on the day after the date on which the First Merger is consummated, the Surviving Corporation will merge with and into Acquiror in accordance with Section 253 of the DGCL. Acquiror and the Surviving Corporation shall cause the Second Merger to be consummated by filing a certificate of merger in a form reasonably agreed between Acquiror and the Surviving Corporation with the Secretary of State of the State of Delaware and articles of merger in a form reasonably agreed between Acquiror and the Surviving Corporation.

11 Exhibit D to the Amended Merger Agreement is hereby deleted and replaced in its entirety with the Exhibit A attached hereto and shall be referred to in the Amended Merger Agreement as Exhibit C in the exhibit table of the Amended Merger Agreement and definition of “Company Stockholder Approval” in Section 1.01 of the Amended Merger Agreement.

12. The defined term “Surviving Entity” is hereby deleted from Section 1.01 of the Amended Merger Agreement. Each reference to “the Surviving Entity” is hereby deleted from Sections 3.03 and 7.01(c) of the Amended Merger Agreement. The reference to “or the Surviving Entity” is hereby deleted from Section 3.05(d). The reference to “cause the Surviving Entity to” in Section 7.01(a) of the Amended Merger Agreement is hereby deleted. The reference to “shall cause the Surviving Entity and each of its Subsidiaries to” in Section 7.01(a) of the Amended Merger Agreement is hereby deleted and replaced with “shall, and shall cause each of its Subsidiaries to”. The Parties hereby agree that Section 11.17 of the Amended Merger Agreement is hereby amended and restated in its entirety as follows:

(a) Acquiror and the Company Group, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (i) the Company Stockholders or holders of other Equity Securities of the Company and any of their respective directors, members, partners, officers, employees or affiliates (other than, following the Closing, Acquiror) (collectively, the “Company Related Group”), on the one hand, and (ii) Acquiror or any member of the Company Related Group, on the other hand, any legal counsel, including Cooley LLP (“Cooley”), that represented the Company prior to the Closing may represent any member of the Company Related Group in such dispute even though the interests of such persons may be directly adverse to Acquiror, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror. Acquiror and the Company, on behalf of their respective successors and assigns further agree that, as to all legally privileged communications prior to the Closing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Agreements, the Transactions or the transactions contemplated by the Transaction Agreements between or among the Company or any member of the Company Related Group, on the one hand, and Cooley, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Company Related Group after the Closing, and shall not pass to or be claimed or controlled by Acquiror.

(b) Acquiror and the Company, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the Transactions arises after the Closing between or among (i) the Sponsor, the Acquiror Stockholders or holders of other Equity Securities of Acquiror or the Sponsor or any of their respective directors, members, partners, officers, employees or affiliates (other than, following the Closing, Acquiror) (collectively, the “Acquiror Related Group”), on the one hand, and (ii) any member of the Company Related Group or following the Closing, Acquiror, on the other hand, any legal counsel, including Kirkland & Ellis LLP (“K&E”), that represented Acquiror or the Sponsor prior to the Closing may represent the Sponsor or any other member of the Acquiror Related Group in such dispute even though the interests of such persons may be directly adverse to Acquiror, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror, the Surviving Corporation or the Sponsor. Acquiror and the Company, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Agreements, the Transactions or the transactions contemplated by the Transaction Agreements between or among Acquiror, the Sponsor or any other member of the Acquiror Related Group, on the one hand, and K&E, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Acquiror Related Group after the Closing, and shall not pass to or be claimed or controlled by Acquiror.

13. Except as expressly amended, modified and/or supplemented by this Amendment, all terms, conditions and provisions of the Amended Merger Agreement are and will remain in full force and effect and, as hereby amended, are hereby ratified and confirmed by the parties to the Amended Merger Agreement and this Amendment in all respects. Without limiting the generality of the foregoing, the amendments, modifications and/or supplements contained herein will not be construed as an amendment to or waiver of any other provision of the Amended Merger Agreement or as a waiver of or consent to any further or future action on the part of any party to the Amended Merger Agreement that would require the waiver or consent of any other party to the Amended Merger Agreement. On and after the date hereof, each reference in the Amended Merger Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference the Merger Agreement or the Amended Merger Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Amended Merger Agreement and the other Transaction Agreements will mean and be a reference to the Amended Merger Agreement, as amended, modified and/or supplemented by this Amendment.

14. In the event of any inconsistency or conflict between the terms and provisions of the Amended Merger Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

15. The provisions contained in Sections 10.01 (Termination), 10.02 (Effect of Termination), 11.02 (Notices), 11.03 (Assignment), 11.04 (Rights of Third Parties), 11.05 (Expenses), 11.06 (Governing Law), 11.07 (Captions; Counterparts), 11.10 (Amendments), 11.11 (Severability), 11.12 (Jurisdiction; WAIVER OF TRIAL BY JURY), 11.13 (Enforcement), 11.14 (Non-Recourse) and 11.17 (Waiver; Privilege) of the Amended Merger Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

16. A signed copy of this Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP.

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Chief Executive Officer

XPDI MERGER SUB INC.

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Director and Co-President

XPDI MERGER SUB 2, LLC

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Director and Co-President

[Signature Page to Second Amendment to the Agreement and Plan of Merger and Reorganization]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Amendment to be duly executed as of the date hereof.

CORE SCIENTIFIC HOLDING CO.

By:	/s/ Todd DuChene
Name:	Todd DuChene
Title:	General Counsel and Secretary

[Signature Page to Second Amendment to the Agreement and Plan of Merger and Reorganization]

Exhibit A

Form of Company Stockholder Approval

[See attached.]